Allegion (NYSE: ALLE) Reports Q1-2024 Financial Results
First quarter marked by strong execution; Company affirms full-year outlook

Quarterly Financial Highlights
(All comparisons against the first quarter of 2023, unless otherwise noted)
•Net earnings per share (EPS) of $1.41, up 0.7% compared with $1.40; Adjusted EPS of $1.55, down 1.9% compared with $1.58
•Revenues of $893.9 million, down 3.2% on a reported basis and down 3.6% on an organic basis
•Operating margin of 19.3%, compared with 18.5%; Adjusted operating margin of 21.2%, up 40 basis points compared with 20.8%

Full-Year Outlook Highlights
•Affirming full-year reported revenue growth, organic revenue growth, reported EPS, adjusted EPS and available cash flow

DUBLIN (April 25, 2024) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its first quarter (ended March 31, 2024).

“Allegion’s Q1 performance sets a solid foundation for the year,” said John H. Stone, Allegion President and CEO. “Our team is executing at a high level and expanded margins in the quarter. Additionally, we are very proud to have earned a 2024 Gallup Exceptional Workplace Award for having one of the most engaged workforces in the world.”

“Continuing Allegion’s history of balanced capital allocation, we acquired Boss Door Controls and Dorcas in the quarter, while also returning cash to our shareholders in dividends and share repurchases.”

“Institutional markets remain healthy, our company is performing well, and we’re affirming our full-year 2024 guidance.”

Company Results
(All comparisons against the first quarter of 2023, unless otherwise noted)
Allegion reported first-quarter 2024 net revenues of $893.9 million and net earnings of $123.8 million, or $1.41 per share. Adjusted net earnings were $136.9 million, or $1.55 per share, down 1.9%, excluding charges related to restructuring, acquisition and integration costs, as well as amortization expense related to acquired intangible assets.

First-quarter 2024 net revenues decreased 3.2%. Net revenues decreased 3.6% on an organic basis, excluding impacts of acquisitions, divestitures and foreign currency movements. The reported revenue reflects a modest positive impact from foreign currency and acquisitions.

First-quarter 2024 operating income was $172.1 million, an increase of $1.1 million or 0.6%. Adjusted operating income in first-quarter 2024 was $189.3 million, a decrease of $3.1 million or 1.6%.

First-quarter 2024 operating margin was 19.3%, compared with 18.5%. The adjusted operating margin in first-quarter 2024 was 21.2%, compared with 20.8%. The 40-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments. These increases were partially offset by lower volumes.

Segment Results
(All comparisons against the first quarter of 2023, unless otherwise noted)
The Americas segment revenues were down 4.3% (down 4.3% on an organic basis). Favorable price offset volume declines, against a tough prior-year comparison of 22.6% organic growth. 2023 had a seasonally stronger first quarter than normal due to previously experienced supply chain disruptions and recoveries. The Americas non-residential business was down mid-single digits and up more than 20% on a two-year stack. The residential business continues to be soft and experienced a low-single digit decline.

The International segment revenues increased 1.4% (down 0.8% on an organic basis). Positive price realization was more than offset by the impact of soft end markets. The reported revenue reflects a positive impact from foreign currency and acquisitions.

Additional Items
(All comparisons against the first quarter of 2023, unless otherwise noted)
Interest expense for first-quarter 2024 was $22.9 million, a decrease of $0.7 million.

Other income, net for first-quarter 2024 was $3.7 million, compared to other income, net of $0.3 million.

The company’s effective tax rate for first-quarter 2024 was 19.0%, compared with 16.3%. The company’s adjusted effective tax rate for first-quarter 2024 was 19.5%, compared with 17.4%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2024 was $23.9 million, a decrease of $22.8 million versus the prior-year period. The company ended first-quarter 2024 with cash and cash equivalents of $391.8 million, as well as total debt of $2,013.3 million.

Share Repurchase and Dividends
In the first quarter of 2024, the company repurchased approximately 0.3 million shares for approximately $40 million and paid quarterly dividends of $0.48 per ordinary share or $42.1 million.

Affirmed Full-Year Outlook
(All comparisons against full-year 2023, unless otherwise noted)

The company affirms its previously disclosed full-year 2024 outlook: Full-year 2024 revenues are expected to increase 1.5% to 3.5% on a reported basis and increase 1% to 3% organically, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

Full-year 2024 reported EPS is expected to be in the range of $6.45 to $6.60, or $7.00 to $7.15 on an adjusted basis. The outlook assumes a headwind of approximately $0.37 based on a full-year adjusted effective tax rate of 18% to 19%, inclusive of the estimated impacts of global minimum tax.

Adjustments to 2024 EPS include estimated impacts of approximately $0.46 per share for acquisition-related amortization, as well as $0.09 per share for restructuring and M&A.

The outlook assumes an average diluted share count for the full year of approximately 88 million shares.

The company expects full-year available cash flow of approximately $540 to $570 million.

Conference Call Information
On Thursday, April 25, 2024, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

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About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.7 billion in revenue in 2023, and its security products are sold around the world.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The 2024 Full Year Outlook contains non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “Full-Year Outlook Highlights”, “Affirmed Full-Year Outlook” and statements regarding the company's 2024 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact: Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts: Jobi Coyle – Director, Investor Relations 317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended March 31,
	2024	2023

Net revenues	$893.9	$923.0
Cost of goods sold	502.5	532.0
Gross profit	391.4	391.0

Selling and administrative expenses	219.3	220.0
Operating income	172.1	171.0

Interest expense	22.9	23.6
Other income, net	(3.7)	(0.3)
Earnings before income taxes	152.9	147.7

Provision for income taxes	29.1	24.1
Net earnings	123.8	123.6

Less: Net earnings attributable to noncontrolling interests	—	0.1

Net earnings attributable to Allegion plc	$123.8	$123.5

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.41	$1.40

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.41	$1.40

Shares outstanding - basic	87.6	88.0
Shares outstanding - diluted	88.1	88.4

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$391.8	$468.1
Accounts and notes receivables, net	448.0	412.8
Inventories	448.3	438.5
Other current assets	50.2	41.5
Total current assets	1,338.3	1,360.9
Property, plant and equipment, net	362.0	358.1
Goodwill	1,436.4	1,443.1
Intangible assets, net	565.8	572.8
Other noncurrent assets	584.4	576.6
Total assets	$4,286.9	$4,311.5

LIABILITIES AND EQUITY
Accounts payable	$247.5	$259.2
Accrued expenses and other current liabilities	364.7	407.9
Short-term borrowings and current maturities of long-term debt	413.2	412.6
Total current liabilities	1,025.4	1,079.7
Long-term debt	1,600.1	1,602.4
Other noncurrent liabilities	310.5	311.1
Equity	1,350.9	1,318.3
Total liabilities and equity	$4,286.9	$4,311.5

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Three months ended March 31,
	2024	2023
Operating Activities
Net earnings	$123.8	$123.6
Depreciation and amortization	28.8	28.3
Changes in assets and liabilities and other non-cash items	(101.5)	(82.9)
Net cash provided by operating activities	51.1	69.0

Investing Activities
Capital expenditures	(27.2)	(22.3)
Acquisition of businesses, net of cash acquired	(19.3)	(36.6)
Other investing activities, net	3.1	7.5
Net cash used in investing activities	(43.4)	(51.4)

Financing Activities
Net (repayments of) proceeds from debt	(3.2)	26.9
Dividends paid to ordinary shareholders	(42.1)	(39.4)
Repurchase of ordinary shares	(40.0)	—
Other financing activities, net	5.3	(2.9)
Net cash used in financing activities	(80.0)	(15.4)

Effect of exchange rate changes on cash and cash equivalents	(4.0)	2.6
Net (decrease) increase in cash and cash equivalents	(76.3)	4.8
Cash and cash equivalents - beginning of period	468.1	288.0
Cash and cash equivalents - end of period	$391.8	$292.8

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended March 31,
	2024	2023
Net revenues
Allegion Americas	$709.3	$740.9
Allegion International	184.6	182.1
Total net revenues	$893.9	$923.0

Operating income (loss)
Allegion Americas	$187.0	$186.6
Allegion International	13.0	10.6
Corporate unallocated	(27.9)	(26.2)
Total operating income	$172.1	$171.0

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended March 31, 2024				Three months ended March 31, 2023
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$893.9	$—		$893.9	$923.0	$—		$923.0

Operating income	172.1	17.2	(1)	189.3	171.0	21.4	(1)	192.4
Operating margin	19.3%			21.2%	18.5%			20.8%

Earnings before income taxes	152.9	17.2	(2)	170.1	147.7	21.4	(2)	169.1
Provision for income taxes	29.1	4.1	(3)	33.2	24.1	5.4	(3)	29.5
Effective income tax rate	19.0%			19.5%	16.3%			17.4%
Net earnings	123.8	13.1		136.9	123.6	16.0		139.6

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$123.8	$13.1		$136.9	$123.5	$16.0		$139.5

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.41	$0.14		$1.55	$1.40	$0.18		$1.58

(1)Adjustments to operating income for the three months ended March 31, 2024, consist of $3.3 million of restructuring charges and acquisition and integration expenses and $13.9 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended March 31, 2023, consist of $7.3 million of restructuring charges and acquisition and integration expenses, and $14.1 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended March 31, 2024 and 2023, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended March 31, 2024 and 2023, consist of $4.1 million and $5.4 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended March 31, 2024		Three months ended March 31, 2023
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$709.3		$740.9

Operating income (GAAP)	$187.0	26.4%	$186.6	25.2%
Restructuring charges	0.1	—%	—	—%
Acquisition and integration costs	1.9	0.3%	3.1	0.4%
Amortization of acquired intangible assets	8.3	1.2%	8.4	1.1%
Adjusted operating income	197.3	27.9%	198.1	26.7%
Depreciation and amortization of nonacquired intangible assets	9.2	1.3%	8.2	1.1%
Adjusted EBITDA	$206.5	29.2%	$206.3	27.8%

Allegion International
Net revenues (GAAP)	$184.6		$182.1

Operating income (GAAP)	$13.0	7.0%	$10.6	5.8%
Restructuring charges	0.3	0.2%	3.2	1.8%
Acquisition and integration costs	0.4	0.2%	0.2	0.1%
Amortization of acquired intangible assets	5.6	3.0%	5.7	3.1%
Adjusted operating income	19.3	10.4%	19.7	10.8%
Depreciation and amortization of nonacquired intangible assets	4.6	2.5%	4.7	2.6%
Adjusted EBITDA	$23.9	12.9%	$24.4	13.4%

Corporate
Operating loss (GAAP)	$(27.9)		$(26.2)
Restructuring charges	0.1		—
Acquisition and integration costs	0.5		0.8
Adjusted operating loss	(27.3)		(25.4)
Depreciation and amortization of nonacquired intangible assets	0.2		0.7
Adjusted EBITDA	$(27.1)		$(24.7)

Total
Net revenues	$893.9		$923.0

Adjusted operating income	$189.3	21.2%	$192.4	20.8%
Depreciation and amortization of nonacquired intangible assets	14.0	1.6%	13.6	1.5%
Adjusted EBITDA	$203.3	22.8%	$206.0	22.3%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2024	2023
Net cash provided by operating activities	$51.1	$69.0
Capital expenditures	(27.2)	(22.3)
Available cash flow	$23.9	$46.7

	Three months ended March 31,
	2024	2023
Net earnings (GAAP)	$123.8	$123.6
Provision for income taxes	29.1	24.1
Interest expense	22.9	23.6
Amortization of acquired intangible assets	13.9	14.1
Depreciation and amortization of nonacquired intangible assets	14.0	13.6
EBITDA	203.7	199.0

Other income, net	(3.7)	(0.3)
Acquisition and integration costs and restructuring charges	3.3	7.3
Adjusted EBITDA	$203.3	$206.0

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended March 31,
	2024	2023
Allegion Americas
Revenue growth (GAAP)	(4.3)%	42.0%
Acquisitions	—%	(19.8)%
Currency translation effects	—%	0.4%
Organic growth (non-GAAP)	(4.3)%	22.6%

Allegion International
Revenue growth (GAAP)	1.4%	(9.7)%
Acquisitions and divestitures	(1.4)%	0.5%
Currency translation effects	(0.8)%	4.4%
Organic growth (non-GAAP)	(0.8)%	(4.8)%

Total
Revenue growth (GAAP)	(3.2)%	27.6%
Acquisitions and divestitures	(0.3)%	(14.1)%
Currency translation effects	(0.1)%	1.5%
Organic growth (non-GAAP)	(3.6)%	15.0%